UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2015

Cytec Industries Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12372	22-3268660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Garret Mountain Plaza

Woodland Park, NJ 07424

(Address of principal executive offices, including zip code)

(973) 357-3100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2015, Cytec Industries Inc., a Delaware corporation (the “Company” or “Cytec”) entered into the Agreement and Plan of Merger (the “Merger Agreement”), by and among Solvay SA, a public limited company organized under the laws of Belgium (“Parent” or “Solvay”), Tulip Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), and the Company. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

In connection with the Merger, each outstanding share of the common stock, par value $0.01 per share, of the Company (the “Company Stock”), other than shares held by the Company, Parent or any subsidiary of the Company or Parent and shares with respect to which appraisal rights are properly demanded and not waived, withdrawn or lost, will be converted into the right to receive $75.25 in cash, without interest.

The proposed merger has been unanimously approved by the Boards of Directors of the Company and Parent. The completion of the Merger is subject to certain customary conditions, including, among others (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and receipt of certain other competition law approvals and (iv) the conclusion of a review by Committee on Foreign Investment in the United States pursuant to Section 721 of the Defense Production Act of 1950, as added by the Exon-Florio Amendment of 1988 and as amended by the Foreign Investment and National Security Act of 2007. In addition to customary conditions in favor of both parties regarding the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers), Parent’s obligations to complete the Merger are also subject to the conditions that there be no event or occurrence that would reasonably be expected to have a material adverse effect on the Company, the receipt of approval from the Defense Security Service of the U.S. Department of Defense and the absence of written objection from the Directorate of Defense Trade Controls of the U.S. Department of State. Completion of the Merger is expected to occur in the fourth quarter of 2015.

Each of the Company, Parent and Merger Subsidiary has made customary representations and warranties in the Merger Agreement. The Company has also agreed to various customary covenants and agreements, including, among others, and subject to certain exceptions, to conduct its business in the ordinary course of business between the execution of the Merger Agreement and closing of the Merger and not to engage in certain specified types of transactions during such period. Under the terms of the Merger Agreement, the Company is permitted to pay regular quarterly dividends in an amount not to exceed $0.125 per share.

In addition, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to, and engage in discussions with, third parties regarding alternative acquisition proposals. The no-shop provision, however, is subject to a customary “fiduciary-out” provision which allows the Company, under certain circumstances, to provide information to and participate in discussions with a third party with respect to an unsolicited alternative acquisition proposal that the Board of Directors reasonably believes is or could reasonably be expected to, if consummated, result in a transaction more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by the Merger Agreement, if the Board of Directors determines in good faith, after consultation with outside legal counsel, that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law. The Company also agreed that the Board of Directors would recommend that the Company’s stockholders vote in favor of the approval and adoption of the Merger Agreement.

The Merger Agreement contains specified termination rights, including the right for each of the Company and Parent to terminate the Merger Agreement if the Merger is not consummated by January 28, 2016 (subject to one automatic three-month extension if all of the conditions to closing, other than the conditions related to obtaining certain governmental approvals, have been satisfied). The Merger Agreement also provides for other customary termination rights for both Parent (including if the Board of Directors of the Company changes its recommendation in respect of the Merger) and the Company, and further provides that the Company would be required to pay Parent a termination fee equal to $140 million following a termination in certain circumstances. The termination fee is payable if either the Company or Parent terminates the Merger Agreement because the Company’s stockholders do not approve the Merger Agreement and (A) prior to such termination, but after the date of the Merger Agreement, an alternative acquisition proposal has been publicly announced or otherwise communicated to the Board of Directors of the Company or to the Company’s stockholders and (B) within 12 months following such termination the Company enters into, recommends or consummates an alternative acquisition proposal. The termination fee is also payable if Parent terminates the Merger Agreement because the Board of Directors of the Company changes its recommendation in respect of the Merger (whether in connection with a superior proposal or an intervening event) or fails to reaffirm its recommendation at Parent’s request after receipt or public announcement of an alternative acquisition proposal), or if Parent terminates the Merger Agreement because the Company intentionally and materially breaches its obligations under the Merger Agreement with respect to the Company stockholder meeting or third party acquisition proposals. Finally, the Company must also pay the termination fee if it terminates the Merger Agreement because the Board of Directors changes its recommendation with respect to the Merger in order to enter into an alternative acquisition agreement with respect to a superior proposal.

Parent has obtained a conditional bridge debt financing commitment (the “Commitment”) for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with Parent’s existing cash on hand, the Company expects will be sufficient for Parent and Merger Subsidiary to pay the aggregate merger consideration and all related fees and expenses. The Company expects that Parent will replace some or all of the facility to be provided under the Commitment prior to the closing with permanent financing. Consummation of the Merger is not subject to a financing condition.

Remedies of specific performance and damages (which may be determined by reference to the total amount that would have been recoverable by the Company’s stockholders) in the event of a knowing and intentional breach of the Merger Agreement by Parent or Merger Subsidiary or fraud are available to the Company, in addition to any other remedy available at law or equity.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Subsidiary. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Subsidiary in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors and (d) have been included in the Merger Agreement for the purpose of allocating risk among the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the other documents referenced therein may contain certain “forward-looking statements” (including “forward-looking statements” within the meaning of the US Private Securities Litigation Reform Act of 1995) with respect to the financial condition, results of operations and business of Cytec Industries Inc. (“Cytec”) and certain plans and objectives of the Board of Directors of Cytec. All statements other than statements of historical or current facts included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words or terms of similar meaning. Such statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements.

Although Cytec believes the expectations contained in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. Such risks and uncertainties include: risks and uncertainties related to the proposed transaction with Solvay and Tulip Acquisition Inc. including, but not limited to: the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental approvals of the pending merger that could cause the parties to abandon the transaction, the state of the credit markets generally and the availability of financing, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility Cytec’s stockholders may not approve the merger, the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the proposed merger, the risk that any announcements relating to the proposed merger could have adverse effects on the market price of Cytec’s common stock, and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Cytec to retain and hire key personnel and maintain relationships with its suppliers and customers, and on its operating results and businesses generally. Cytec undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information on factors that may affect the business and financial results of the company can be found in the filings of Cytec made from time to time with the Securities and Exchange Commission (the “SEC”). Unless indicated otherwise, the terms “Cytec,” “Company,” “we,” “us,” and “our” each refer collectively to Cytec Industries Inc. and its subsidiaries.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cytec by Solvay. In connection with the proposed acquisition, Solvay and Cytec intend to file relevant materials with the SEC, including Cytec’s proxy statement on Schedule 14A. STOCKHOLDERS OF CYTEC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CYTEC’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. Cytec stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Cytec Industries Inc., Five Garret Mountain Plaza, Woodland Park, NJ 07424: (973) 357-3100, or from the Company’s website, https://www.cytec.com/.

PARTICIPANTS IN SOLICITATION

Cytec and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Cytec common stock in respect of the proposed transaction. Information about the directors and executive officers of Cytec is set forth in the proxy statement for Cytec’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2015. Other information regarding the interests of such individuals will be set forth in the proxy statement/prospectus, which will be included in Cytec’s proxy statement on Schedule 14A when it is filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Item 7.01	Regulation FD Disclosure.

On July 29, 2015, the Company issued a press release regarding the Merger, which is attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit

2.1	Agreement and Plan of Merger, dated as of July 28, 2015, among Cytec Industries Inc., Solvay SA and Tulip Acquisition Inc.

99.1	Cytec Industries Inc. press release, dated July 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTEC INDUSTRIES INC.

By:	/s/ Roy D. Smith
Name:	Roy D. Smith
Title:	Vice President, General Counsel and Corporate Secretary

Dated: July 29, 2015

Exhibit Number	EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 28, 2015, among Cytec Industries Inc., Solvay SA and Tulip Acquisition Inc.

99.1	Cytec Industries Inc. press release, dated July 29, 2015.